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                                                                 Exhibit 10.22.1
                       Amendment to Employment Agreement



     Amendment dated as of July 9, 1996 to the Employment Agreement dated February 13, 1996 (the "Employment Agreement") by and between David Chazanovitz (the "Executive") and Nitinol Medical Technologies, Inc. (the "Company").

     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

     The parties hereto hereby agree to amend the third sentence of Section 4 of the Employment Agreement to read in its entirety as follows:

          "So long as the Employment Term has not terminated prior to such date, Options to purchase 175,000 shares of Common Stock shall become exercisable at the rate of 2.77% per month commencing on the first day of the month following the Closing, Options to purchase 20,000 shares of Common Stock shall become exercisable upon the earlier of (x) completion of clinical trials and market launch in Europe of the Company's septal repair device or (y) December 31, 2000, and the remaining Options shall become exercisable on the earlier of (i) PMA approval by the United States Federal Food and Drug Administration of the Company's septal repair device or (ii) December 31, 2000."

     Except as expressly provided herein, this Amendment neither amends nor alters any other provision of the Employment Agreement and all other provisions contained therein remain in full force and effect and constitute binding and enforceable obligations of the Company and the Executive.

     This Amendment shall be governed by and construed and interpreted under the laws of the Commonwealth of Massachusetts without reference to the principles of conflicts of law.

     The undersigned have executed this Amendment on the date first written above.

                                    Nitinol Medical Technologies, Inc.



                                    By: /s/ Thomas M. Tully
                                       -------------------------------
                                     Thomas M. Tully
                                     President



                                     /s/ David Chazanovitz
                                     ---------------------------------
                                     David Chazanovitz